Exhibit 99.3
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                              MANAGEMENT ASSERTION

For the period of January 1, 2006 to December 31, 2006, the servicing of consumer finance receivables owned by BMW Vehicle Owner Trust 2005-A has been conducted by BMW Financial Services NA, LLC, in its capacity as servicer, in compliance with the servicing standards in all material respects, set forth in Articles IV and V of the Sale and Servicing Agreement dated March 1, 2005.

By:        BMW Financial Services NA, LLC

By:        /s/  Kerstin Zerbst
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           Kerstin Zerbst

Title:     CFO